Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Second Quarter 2021 Financial Results

Net Income of $0.02 per Diluted Share
FFO of $0.49 per Diluted Share (Excluding Specified Items)
Same-store office and studio cash NOI increased 4.9% and 29.3%, respectively
Over 510,000 Square Feet of Office Leases Executed
GAAP and cash rent growth of 18.7% and 12.1%, respectively
Stabilized and in-service office portfolios 92.7% and 91.4% leased, respectively
Remaining 2021 office lease expirations just 4.4% of Company's Share of ABR
$0.9 Billion Total Liquidity
No material maturities until 2023
Provided Full-Year and Q3 2021 FFO Outlook
$1.90 to $1.96 per diluted share (excluding specified items) for full-year
$0.47 to $0.49 per diluted share (excluding specified items) for Q3
____________
LOS ANGELES (August 3, 2021)—Hudson Pacific Properties, Inc. (the "Company" or "Hudson Pacific") (NYSE: HPP) today announced financial results for the second quarter 2021.

Management Comments & Industry Outlook
Victor Coleman, Hudson Pacific Properties' Chairman and CEO, said:

"Our second quarter performance remained strong. We saw growing momentum around a return to in-person work for most companies, which led to increased office leasing and production activity within our portfolio and markets. For the second quarter in a row, we signed over 500,000 square feet of office leases, which is in line with our long-term average activity, at healthy 12% cash rent spreads. We collected 99% of our contractual rents. We achieved same-store cash NOI growth of nearly 5% within our office portfolio, and nearly 30% within our studio portfolio, the latter of which underscores the acceleration in production relative to the onset of the pandemic. In light of all these trends, we've reinstated our full-year guidance, even while certain variables, like parking, remain challenging to predict.

"I'm thrilled that we've recently announced two major transactions in furtherance of our Sunset Studios platform expansion—one in Los Angeles, the other in the UK. Both deals afford us the opportunity to develop and operate large-scale, state-of-the-art, purpose-built facilities. We're leveraging our deep expertise in this sector to align our plans with what today's and tomorrow's leading productions will require and desire, be it exceptional design, high-tech infrastructure or sustainable construction and operations."

Consolidated Financial & Operating Results
For second quarter 2021 compared to second quarter 2020:
•Net income attributable to common stockholders of $2.3 million, or $0.02 per diluted share, compared to net income of $3.7 million, or $0.02 per diluted share;
•FFO, excluding specified items, of $74.4 million, or $0.49 per diluted share, compared to $76.8

Hudson Pacific Properties, Inc.
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million, or $0.50 per diluted share;
◦Specified items consisting of transaction-related expenses of $1.1 million, or $0.01 per diluted share, and a one-time, prior-period supplemental property tax expense related to Sunset Gower of $0.3 million, or $0.00 per diluted share, compared to transaction-related expenses of $0.2 million, or $0.00 per diluted share;
•FFO, including specified items, of $73.0 million, or $0.48 per diluted share, compared to $76.6 million, or $0.49 per diluted share;
•Total revenue increased 8.6% to $215.6 million;
•Total operating expenses increased 11.5% to $182.9 million; and
•Interest expense increased 9.9% to $30.7 million.

Office Segment Results
Financial & operating
For second quarter 2021 compared to second quarter 2020:
•Total revenue increased 6.2% to $195.7 million. Primary factors include:
◦Revenue from the acquisition of 1918 Eighth, revenue associated with a lease at Clocktower Square, the reversal of reserves against uncollected cash rents and straight-line rent receivables from a tenant at 901 Market, and commencement of operations at Harlow, all partially offset by lease expirations in prior quarters;
•Operating expenses increased 7.0% to $69.1 million. Primary factors include:
◦Expenses associated with the aforementioned acquisition of 1918 Eighth and commencement of operations at Harlow; and
•Net operating income and cash net operating income for the 44 consolidated same-store office properties decreased 2.1% and increased 4.9%, respectively.
Leasing
•Stabilized and in-service office portfolios were 92.7% and 91.4% leased, respectively. The in-service leased percentage would have been 91.8% (40 basis points higher than the 91.4% reported in the second quarter) but for the addition of recently completed Harlow (54.1% leased) to the in-service portfolio; and
•Executed 73 new and renewal leases totaling 510,197 square feet with GAAP and cash rent growth of 18.7% and 12.1%, respectively.

Studio Segment Results
Financial & operating
For second quarter 2021 compared to second quarter 2020:
•Total revenue increased 39.1% to $19.9 million. Primary factors include:
◦Higher service and other revenue stemming from the resumption of production activity, largely at Sunset Gower and Sunset Las Palmas, as shelter-in-place restrictions eased;
•Total operating expenses increased 56.8% to $12.5 million, primarily due to the aforementioned increase in production activity; and
•Net operating income and cash net operating income for the three same-store studio properties increased 17.0% and 29.3%, respectively. Adjusted for the one-time supplemental property tax expense at Sunset Gower, net operating income and cash net operating income for the same-store

Hudson Pacific Properties, Inc.
Press Release

studio properties would have increased by 22.8% and 35.8%, respectively.
Leasing
•Trailing 12-month occupancy for the three same-store studio properties was 88.0%.

Leasing Activity
Executed significant leases across the portfolio
•Absolute Software Corporation renewed its 49,813-square-foot lease through November 2024 at Bentall Centre in Downtown Vancouver.
•Dell EMC Corporation renewed 46,472 square feet commencing October 2021 through January 2027 at 505 First in Pioneer Square. Effective as of the commencement of the renewal, they will surrender 138,820 square feet, resulting in 89,426 square feet of ongoing occupancy.
•Califia Farms signed a 29,440-square-foot lease commencing July 2021 through October 2032 at Maxwell in the Los Angeles Arts District.

Balance Sheet
As of the end of the second quarter 2021:
•$2.9 billion of the Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents) resulting in a leverage ratio of 39.3%.
•Approximately $0.9 billion of total liquidity comprised of:
◦$111.0 million of unrestricted cash and cash equivalents;
◦$600.0 million of undrawn capacity under the unsecured revolving credit facility; and
◦$221.7 million of undrawn capacity under the construction loan secured by One Westside and 10850 Pico.
•Investment grade credit rated with 65.3% unsecured and 85.7% fixed-rate debt and a weighted average maturity of 5.2 years.

Capital Transactions
Raised $46 million under ATM program
•During the second quarter of 2021, the Company sold 1.5 million shares under its at-the-market ("ATM") program, generating $45.7 million of proceeds for an average sales price of $29.92.

Dividend
Paid common dividend
•The Company's Board of Directors declared a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share.

ESG Leadership
Issued 2020 Corporate Responsibility Report
On April 22, Hudson Pacific published its 2020 Corporate Responsibility Report, which details the Company's accomplishments across its Better BlueprintTM focus areas of Sustainability, Health and Equity.

Activities Subsequent to Second Quarter 2021
Unveiled plans to build Los Angeles-area studio facility

Hudson Pacific Properties, Inc.
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On July 29, Hudson Pacific and Blackstone announced plans to develop through a 50/50 joint venture a fully entitled, state-of-the-art, purpose-built studio facility in Sun Valley, California. The approximately 241,000-square-foot, seven-stage facility, which will be known as Sunset Glenoaks Studios and operate as part of the Sunset Studios platform, will be the first large-scale, purpose-built studio developed in Los Angeles in over 20 years. The project, which could start construction as early as fourth quarter 2021 with delivery in third quarter 2023, will represent a total $170-190 million investment. The site is 20 minutes from Hollywood and 10 minutes from Burbank, where Disney, NBC Universal and Warner Brothers are headquartered, and numerous other production companies, including Netflix, are located.

Purchased London-area studio development site
On July 29, Hudson Pacific and Blackstone acquired a 91-acre site, 17 miles north of central London in Broxbourne, Hertfordshire, through a 35/65 (Hudson Pacific/Blackstone) joint venture for £120 million. The proposed development, which is subject to planning permission, would transform the site into a world-class film and television studio campus, becoming one of the UK's largest hubs for national and international production. The acquisition, with an expected total investment of approximately £700 million, is the partnership's first expansion of their Sunset Studios platform into the UK and outside the US.
In anticipation of the transaction closing, on July 22, Hudson Pacific drew down $50 million on its unsecured revolving credit facility, resulting in $550 million of undrawn capacity, with the balance of the Company's pro rata share of acquisition costs funded through cash on hand.

2021 Outlook
The Company is providing 2021 full-year and third-quarter guidance in the range of $1.90 to $1.96 per diluted share, excluding specified items, and $0.47 to $0.49 per diluted share, excluding specified items, respectively. Specified items for the full year are transaction-related expenses of $1.1 million and prior-period supplemental property tax expenses of $1.4 million as referenced in the Company's second quarter SEC filings. There are no specified items in connection with third quarter guidance.

The FFO estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

Hudson Pacific Properties, Inc.
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	Current Guidance
	Full Year 2021
Metric	Low	High
FFO per share	$1.90	$1.96
Growth in same-store office property cash NOI(1)(2)(3)	3.75%	4.75%
Growth in same-store studio property cash NOI(1)(2)(4)	13.00%	14.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(5)	$20,000	$30,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(3,750)	$(3,750)
General and administrative expenses(6)	$(68,000)	$(72,000)
Interest expense(7)	$(121,500)	$(124,500)
Interest income	$3,700	$3,800
Corporate-related depreciation and amortization	$(2,300)	$(2,400)
FFO from unconsolidated joint ventures	$7,500	$8,500
FFO attributable to non-controlling interests	$(77,000)	$(81,000)
Weighted average common stock/units outstanding—diluted(8)	153,000	154,000
(1)Same-store for the full year 2021 is defined as the 43 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2020, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2021.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)This estimate excludes approximately $1.0 million of a one-time, prior-period supplemental property tax expense related to ICON and CUE. Please see the Same-Store Analysis in the Company’s Second Quarter 2021 Supplemental Operating and Financial Information report for further detail regarding this expense.
(4)This estimate excludes approximately $0.4 million of one-time, prior period supplemental property tax expenses related to Sunset Bronson and Sunset Gower. Please see the Same-Store Analysis in the Company’s First and Second Quarter 2021 Supplemental Operating and Financial Information reports for further detail regarding these expenses..
(5)Includes non-cash straight-line rent associated with the studio and office properties.
(6)Includes non-cash compensation expense, which the Company estimates at $20,000 in 2021.
(7)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $10,000 in 2021.
(8)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2021 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2019, 2020 and 2021 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's second quarter 2021 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss second quarter 2021 financial results at 11:00 a.m. PT / 2:00 p.m. ET on August 4, 2021. Please dial (877) 407-0784 to access the call. International callers should dial (201) 689-8560. A live, listen-only webcast can be accessed via the Investors section of the Company's

Hudson Pacific Properties, Inc.
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website at HudsonPacificProperties.com, where a replay of the call will be available. A replay will also be available beginning August 4, 2021 at 2:00 p.m. PT / 5:00 p.m. ET, through August 18, 2021 at 8:59 p.m. PT / 11:59 p.m. ET, by dialing (844) 512-2921 and entering the passcode 13720804. International callers should dial (412) 317-6671 and enter the same passcode.
About Hudson Pacific Properties
Hudson Pacific is a real estate investment trust with a portfolio of office and studio properties totaling nearly 20 million square feet, including land for development. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Google, Netflix, Riot Games, Square, Uber and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP and listed as a component of the S&P MidCap 400 Index. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,381,071	$8,215,017
Accumulated depreciation and amortization	(1,224,337)	(1,102,748)
Investment in real estate, net	7,156,734	7,112,269
Cash and cash equivalents	110,978	113,686
Restricted cash	33,967	35,854
Accounts receivable, net	16,391	22,105
Straight-line rent receivables, net	238,799	225,685
Deferred leasing costs and lease intangible assets, net	271,201	285,836
U.S. Government securities	132,222	135,115
Operating lease right-of-use assets	268,537	264,880
Prepaid expenses and other assets, net	111,087	72,667
Investment in unconsolidated real estate entities	85,736	82,105
TOTAL ASSETS	$8,425,652	$8,350,202

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,491,043	$3,399,492
In-substance defeased debt	129,971	131,707
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	253,271	235,860
Operating lease liabilities	274,408	270,014
Lease intangible liabilities, net	43,364	49,144
Security deposits and prepaid rent	84,393	92,180
Total liabilities	4,342,586	4,244,533

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	127,445	127,874

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Common stock, $0.01 par value, 490,000,000 authorized, 152,319,084 shares and 151,401,365 shares outstanding at June 30, 2021 and December 31, 2020, respectively	1,523	1,514
Additional paid-in capital	3,435,156	3,469,758
Accumulated other comprehensive loss	(2,736)	(8,133)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,433,943	3,463,139
Non-controlling interest—members in consolidated real estate entities	467,476	467,009
Non-controlling interest—units in the operating partnership	44,387	37,832
Total equity	3,945,806	3,967,980
TOTAL LIABILITIES AND EQUITY	$8,425,652	$8,350,202

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020		2021	2020
REVENUES
Office
Rental	$192,552	$180,654		$382,413	$361,767
Service and other revenues	3,151	3,654		5,433	8,968
Total office revenues	195,703	184,308		387,846	370,735
Studio
Rental	11,551	12,128		23,704	25,043
Service and other revenues	8,348	2,174		17,171	9,059
Total studio revenues	19,899	14,302		40,875	34,102
Total revenues	215,602	198,610		428,721	404,837
OPERATING EXPENSES
Office operating expenses	69,111	64,611		135,673	128,471
Studio operating expenses	12,466	7,951		23,919	18,601
General and administrative	17,109	17,897		35,558	36,515
Depreciation and amortization	84,178	73,516		166,939	147,279
Total operating expenses	182,864	163,975		362,089	330,866
OTHER INCOME (EXPENSE)
Income from unconsolidated real estate entities	470	410		1,105	174
Fee income	797	556		1,645	1,166
Interest expense	(30,689)	(27,930)		(60,975)	(54,347)
Interest income	937	1,048		1,934	2,073
Management services reimbursement income—unconsolidated real estate entities	626	—		626	—
Management services expense—unconsolidated real estate entities	(626)	—		(626)	—
Transaction-related expenses	(1,064)	(157)		(1,064)	(259)
Unrealized gain (loss) on non-real estate investments	5,018	(2,267)		10,793	(2,848)
Other (expense) income	(1,177)	716		(1,629)	1,030
Total other expense	(25,708)	(27,624)		(48,191)	(53,011)
Net income	7,030	7,011	—	18,441	20,960
Net income attributable to preferred units	(153)	(153)		(306)	(306)
Net income attributable to participating securities	(276)	(10)		(554)	(39)
Net income attributable to non-controlling interest in consolidated real estate entities	(5,549)	(3,890)		(12,179)	(7,407)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,282	770		1,964	1,403
Net income attributable to non-controlling interest in the operating partnership	(19)	(37)		(69)	(143)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,315	$3,691		$7,297	$14,468

BASIC AND DILUTED PER SHARE AMOUNTS
Net income attributable to common stockholders—basic	$0.02	$0.02		$0.05	$0.09
Net income attributable to common stockholders—diluted	$0.02	$0.02		$0.05	$0.09
Weighted average shares of common stock outstanding—basic	151,169,612	153,306,976		150,997,564	153,869,789
Weighted average shares of common stock outstanding—diluted	152,683,463	155,621,513		151,302,845	156,515,326

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net income	$7,030	$7,011	$18,441	$20,960
Adjustments:
Depreciation and amortization—Consolidated	84,178	73,516	166,939	147,279
Depreciation and amortization—Corporate-related	(590)	(574)	(1,167)	(1,139)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,550	1,355	3,061	2,736
Unrealized (gain) loss on non-real estate investments	(5,018)	2,267	(10,793)	2,848
Tax impact of unrealized gain on non-real estate investment	1,876	—	1,876	—
FFO attributable to non-controlling interests	(15,839)	(6,801)	(32,462)	(13,894)
FFO attributable to preferred units	(153)	(153)	(306)	(306)
FFO to common stockholders and unitholders	73,034	76,621	145,589	158,484
Specified items impacting FFO:
Transaction-related expenses	1,064	157	1,064	259
One-time straight line rent reserve	—	—	—	2,620
One-time prior period net property tax adjustment	335	—	1,372	—
FFO (excluding specified items) to common stockholders and unitholders	$74,433	$76,778	$148,025	$161,363

Weighted average common stock/units outstanding—diluted	152,683	155,013	152,675	155,908
FFO per common stock/unit—diluted	$0.48	$0.49	$0.95	$1.02
FFO (excluding specified items) per common stock/unit—diluted	$0.49	$0.50	$0.97	$1.03

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended June 30,
	2021	2020
RECONCILIATION OF NET INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net income	$7,030	$7,011
Adjustments:
Income from unconsolidated real estate entities	(470)	(410)
Fee income	(797)	(556)
Interest expense	30,689	27,930
Interest income	(937)	(1,048)
Management services reimbursement income—unconsolidated real estate entities	(626)	—
Management services expense—unconsolidated real estate entities	626	—
Transaction-related expenses	1,064	157
Unrealized (gain) loss on non-real estate investments	(5,018)	2,267
Other expense (income)	1,177	(716)
General and administrative	17,109	17,897
Depreciation and amortization	84,178	73,516
NOI	$134,025	$126,048

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	161,616	155,781
Straight-line rent	4,489	11,090
Amortization of above-market and below-market leases, net	1,751	2,295
Amortization of lease incentive costs	(443)	(466)
Same-store office revenues	167,413	168,700

Same-store studios cash revenues	19,741	13,637
Straight-line rent	167	674
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	19,899	14,302

Same-store revenues	187,312	183,002

Same-store office cash expenses	58,316	57,265
Straight-line rent	325	366
Non-cash portion of interest expense	10	—
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	59,237	58,217

Same-store studio cash expenses	12,387	7,951
Non-cash portion of interest expense	79	—
Same-store studio expenses	12,466	7,951

Same-store expenses	71,703	66,168

Same-store net operating income	115,609	116,834
Non-same-store net operating income	18,416	9,214
NET OPERATING INCOME	$134,025	$126,048

SAME-STORE OFFICE NOI DECREASE	(2.1)%
SAME-STORE OFFICE CASH NOI INCREASE	4.9%
SAME-STORE STUDIO NOI INCREASE	17.0%
SAME-STORE STUDIO CASH NOI INCREASE	29.3%

Hudson Pacific Properties, Inc.
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1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.